UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 6, 2007

DOLBY LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32431	90-0199783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Potrero Avenue

San Francisco, CA 94103-4813

(Address of principal executive offices) (Zip Code)

(415) 558-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2007, the Board of Directors of Dolby Laboratories, Inc. (the “Company”) increased the number of authorized directors from five to six and appointed Ted W. Hall as a member of the Board of Directors to fill the newly created vacancy. The Board of Directors also appointed Mr. Hall to serve on the Compensation Committee and Nominating and Governance Committee. Concurrently, Sanford Robertson stepped down from the Compensation Committee and Roger Siboni stepped down from the Nominating and Governance Committee.

The Board of Directors also determined that Mr. Hall qualifies as an “independent director” under the applicable rules of the New York Stock Exchange and the applicable rules and regulations of the Securities and Exchange Commission. There are no arrangements or understandings pursuant to which Mr. Hall was appointed as a director of the Company. Neither Mr. Hall nor any of his immediate family members has been, or currently plans to be, a party to any transaction or currently proposed transaction with the Company or any of the Company’s subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

On February 6, 2007, the Outside Director Compensation Committee increased non-employee director annual retainers from $30,000 to $50,000, commencing in the third quarter of fiscal 2007 and payable in quarterly increments. The Outside Director Compensation Committee also recommended, and, prior to the appointment of Mr. Hall as a director, the Board of Directors approved, the amendment and restatement of the Company’s 2005 Stock Plan solely to increase (i) initial option grant awards to non-employee directors from 25,000 shares to 50,000 shares effective immediately and (ii) subsequent option grant awards to non-employee directors from 12,500 shares to 25,000 shares beginning as of the Company’s 2008 annual meeting of stockholders. One-third of the shares covered by these options vest on each of the first three anniversaries of the grant date as long as the director continues to serve on the applicable vesting date and will become fully vested and exercisable immediately prior to a change in control of the Company.

Mr. Hall will receive a prorated retainer for the remainder of the second quarter of fiscal 2007 in an amount equal to $4,333 and, commencing in the third quarter of fiscal 2007, the above-referenced $50,000 annual retainer payable in quarterly increments. Mr. Hall will also receive the standard $1,000 per Board and committee meeting attendance fee. As a new non-employee director, Mr. Hall received the above-referenced initial option grant award to purchase 50,000 shares of the Company’s Class A Common Stock with an exercise price of $32.70 per share, and he is eligible to receive the above-referenced subsequent option grant awards. In addition, Mr. Hall has executed the Company’s standard form of indemnification agreement.

A copy of the press release announcing the appointment of Mr. Hall is attached as Exhibit 99.1 and is incorporated in this report by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLBY LABORATORIES, INC.

By:	/s/ Mark S. Anderson
Mark S. Anderson Senior Vice President, General Counsel and Secretary

Date: February 8, 2007